EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Level 3 Communications, Inc. on Form S-8 of our reports dated March 30, 1998, on our audits of the consolidated financial statements of Level 3 Communications, Inc., formerly Peter Kiewit Sons', Inc., the financial statements and financial statement schedule of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc., and the financial statements of Diversified Group, a business group of Peter Kiewit Sons', Inc. as of December 27, 1997 and December 28, 1996 and for each of the three years in the period ended December 27, 1997 which reports are included in the 1997 Annual Report on Form 10-KA of Level 3 Communications, Inc., formerly Peter Kiewit Sons', Inc.




                                                 /s/ PricewaterhouseCoopers LLP
                                                 PricewaterhouseCoopers LLP


Omaha, Nebraska
December 4, 1998